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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 20, 2001


                           CURTISS-WRIGHT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                         1-134                          13-0612970
        --------
   State or Other                    Commission File                  IRS Employer
   Jurisdiction of                   Number                           Identification No.
   Incorporation or
   Organization

                  1200 Wall Street West, Suite 501
                  Lyndhurst, New Jersey                         07071
                  --------------------------------------        --------
                  Address of Principal Executive Offices        Zip Code

Registrant's telephone number, including area code: (201)896-8400
                                                    -------------




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Item 2. Disposition of Assets

     On December 20, 2001, Curtiss-Wright Corporation ("Registrant" or "Curtiss-Wright"), completed the sale of its Wood-Ridge Industrial Complex ("Industrial Complex") to Wood-Ridge Industrial Property Owner LLC and Wood-Ridge Development LLC (collectively "Wood-Ridge"), successors in interest to Shaw Achas LLC.

     On August 2, 2001 Curtiss-Wright entered into a Real Estate Sale and Purchase Agreement (the "Agreement") pursuant to which Wood-Ridge acquired from Curtiss-Wright certain real estate, assets, and equipment located in Wood-Ridge, New Jersey. The Industrial Complex comprises approximately 2.3 million square feet of rental space located on 138 acres of land. As part of the transaction, Curtiss-Wright transferred to Wood-Ridge the title to the Property and the day to day operations of the rental property, which is currently leased to tenants engaged in light manufacturing, assembly and warehousing operations.

     Curtiss-Wright received cash in the amount of $51,000,000 from Wood-Ridge, and Wood-Ridge assumed all lease obligations on the Property. Under the terms of the Agreement, Curtiss-Wright retains the responsibility to continue its environmental remediation efforts at the Industrial Complex.

     As a result of this transaction, Curtiss-Wright expects to record a non-recurring net gain of $23.1 million, or $2.26 per share.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a) Financial Statements of Business Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits                           Description
      2.1      Real Estate Sale and Purchase dated August 2, 2001 between Curtiss-Wright
               Corporation, Curtiss-Wright Flight Systems, Inc. and Shaw Achas, LLC.

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
      2.2      Addendum To Real Estate Sale And Purchase Agreement dated September 10, 2001 By
               And Between Curtiss-Wright Corporation Curtiss-Wright Flight Systems, Inc. and
               Shaw Achas LLC

      99.1     Press release of Curtiss-Wright Corporation dated December 21, 2001.

Except for historical information, this Current Report on Form 8-K may be deemed to contain "forward looking" information. Examples of forward looking information include, but are not limited to, (a) projections of or statements regarding return on investment, future earnings, interest income, other income, earnings or loss per share, investment mix and quality, growth prospects, capital structure and other financial terms, (b) statements of plans and objectives of management, (c) statements of future economic performance, and (d) statements of assumptions, such as economic conditions underlying other statements. Such forward looking information can be identified by the use of forward looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results described by the forward looking information will be achieved. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking information. Such statements in this Report include, without limitation, those contained in Item 2, Acquisition or Disposition of Assets and Item 7, Financial Statements, Pro Forma Information and Exhibits. Important factors that could cause the actual results to differ materially from those in these forward-looking statements include, among other items, (i) a reduction in anticipated orders; (ii) an economic downturn; (iii) changes in the competitive marketplace and/or customer requirements; (iv) changes in the need for additional machinery and equipment and/or in the cost for the expansion of the Corporation's operations; (v) changes in the competitive marketplace and/or customer requirements; (vi) an inability to perform customer contracts at anticipated cost levels; (vii) political conditions in the United States and other countries; (viii) labor relation issues; and (ix) other factors that generally affect the business of aerospace, marine, and industrial companies.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     CURTISS WRIGHT CORPORATION



                                     By: /s/ Glenn E. Tynan
                                        --------------------------------
                                        Glenn E. Tynan
                                        Corporate Controller

Date: January 4, 2001


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